Exhibit 23.1
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INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 333-81216, 333-98775 and 333-106909 of Equity One, Inc. on Forms S-3 and
Registration Statement No. 333-99577 and 333-103368 of Equity One, Inc. on Form S-8, as amended, of our report dated February 17, 2003 (except for Note 14, as to which the date is September 12, 2003) appearing in this Current Report on Form 8-K dated September 19, 2003 of Equity One, Inc.

We also consent to the reference to us under the heading "Selected Financial Data" in such Form 8-K.

Deloitte & Touche LLP


Miami, Florida
September 19, 2003